EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lions Gate Entertainment Corp. of our report dated December 23, 2013 relating to the financial statements of Studio 3 Partners LLC, which appears in Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the year ended March 31, 2014.

PricewaterhouseCoopers LLP
New York, New York
September 26, 2014